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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-41663, 333-08978, 333-53089, 333-53087, 333-91471, 333-96313
and 333-39194) pertaining to the Hyseq, Inc. 1995 Stock Option Plan, the Hyseq, Inc. Non-Employee Director Stock Option Plan and Stock Option Agreements, the Hyseq Inc. Employee Stock Purchase Plan, the Hyseq, Inc. Non-Qualified Employee Stock Purchase Plan, the Hyseq, Inc. Scientific Advisory Board / Consultants Stock Option Plan and Miscellaneous Option Agreements, and the Hyseq, Inc. Employee Stock Purchase Plan, As Amended of our report dated February 2, 2000, with respect to the consolidated financial statements of Hyseq, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                  /s/ ERNST & YOUNG LLP


Palo Alto, California
March 28, 2001